                              BITWISE DESIGNS, INC.



                             SUBSCRIPTION AGREEMENT
                                   OFFERING OF
                    50,000 SHARES OF SERIES B PREFERRED STOCK

                      TOTAL SUBSCRIPTION PRICE: $1,250,000

                   PER SHARE OFFERING PRICE: $25.00 PER SHARE.


THIS PRIVATE PLACEMENT AGREEMENT CONTAINS MATERIAL NONPUBLIC INFORMATION CONCERNING BITWISE DESIGNS, INC. AND OTHER COMPANIES AND IS PREPARED SOLELY FOR THE USE OF THE OFFEREE NAMED ABOVE. ANY USE OF THIS INFORMATION FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH THE CONSIDERATION OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY MAY SUBJECT THE USER TO CRIMINAL AND CIVIL LIABILITY.



THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS SUCH COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               September 21, 1999

                          INFORMATION FOR ALL INVESTORS


         PROSPECTIVE INVESTORS AND/OR THEIR REPRESENTATIVES SHOULD REVIEW THE FOLLOWING LEGENDS REQUIRED BY CERTAIN JURISDICTIONS AND BE AWARE OF THEIR CONTENTS. PLEASE REVIEW THE FOLLOWING MATERIAL CAREFULLY TO DETERMINE WHETHER ANY OF THESE LEGENDS APPLY.

         THIS OFFER CAN BE WITHDRAWN AT ANY TIME BEFORE A CLOSING OF THE SALE OF THE MINIMUM NUMBER OF SECURITIES OFFERED, AND THE OFFER OF SECURITIES IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS AGREEMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH PROSPECTIVE INVESTOR. ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND MUST NOT BE RELIED UPON.



         PROSPECTIVE INVESTORS WILL BE REQUIRED TO MAKE REPRESENTATIONS WITH RESPECT TO THEIR NET WORTH OR INCOME AND TO REPRESENT, AMONG OTHER THINGS, THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING AND HAVE ALL REQUISITE AUTHORITY TO MAKE SUCH INVESTMENT.


         THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION TO ANY PERSON TO
WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.



         THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS THEREUNDER (THE "SECURITIES ACT") FOR AN OFFER AND SALE OF SECURITIES THAT DOES NOT INVOLVE A PUBLIC OFFERING BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF SECTIONS 4(2) AND 4(6) AND REGULATION D THEREOF. THE SECURITIES OFFERED HEREBY MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE SHARES OF THE SERIES B PREFERRED STOCK OF THE COMPANY AND THERE CAN BE NO ASSURANCE THAT A PUBLIC OR OTHER MARKET WILL DEVELOP. EACH PROSPECTIVE

INVESTOR SHOULD PROCEED ONLY ON THE ASSUMPTION THAT SUCH PROSPECTIVE INVESTOR MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY FOR AN INDEFINITE PERIOD OF TIME.




         THIS AGREEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER COMMISSION OR REGULATORY AUTHORITY, AND HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATES OF NEW YORK OR NEW JERSEY OR ANY OTHER STATE NOR HAS ANY SUCH COMMISSION, AUTHORITY OR ATTORNEY GENERAL DETERMINED WHETHER IT IS ACCURATE OR COMPLETE OR PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE
INVESTMENT SHOULD INVEST.  SEE "RISK FACTORS".


         BY ACCEPTING DELIVERY OF THIS AGREEMENT, THE RECIPIENT HEREOF AGREES TO KEEP THE CONTENTS HEREOF, AND ANY INFORMATION OBTAINED BY SUCH PERSON IN CONNECTION HEREWITH, IN STRICTEST CONFIDENCE.


         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT AS INVESTMENT OR LEGAL ADVICE. THIS AGREEMENT AND THE OTHER DOCUMENTS DELIVERED HEREWITH, AS WELL AS THE NATURE OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SHOULD BE REVIEWED BY EACH PROSPECTIVE INVESTOR AND SUCH INVESTOR'S INVESTMENT, TAX, LEGAL, ACCOUNTING AND OTHER ADVISORS.

         NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF THE SERIES B PREFERRED STOCK, EXCEPT FOR THIS AGREEMENT (INCLUDING AMENDMENTS AND SUPPLEMENTS TO THIS AGREEMENT) AND THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS AGREEMENT (INCLUDING AMENDMENTS AND SUPPLEMENTS TO THIS AGREEMENT) OR IN THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.



         THE INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN SUPPLIED BY THE COMPANY AND HAS BEEN INCLUDED HEREIN IN RELIANCE ON THE COMPANY. THIS AGREEMENT CONTAINS SUMMARIES, BELIEVED BY THE COMPANY TO BE ACCURATE, OF CERTAIN DOCUMENTS, BUT REFERENCE IS HEREBY MADE TO SUCH DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. COPIES OF SUCH DOCUMENTS ARE AVAILABLE ON A CONFIDENTIAL BASIS AT THE OFFICES OF BITWISE DESIGNS, INCORPORATED, 2165 TECHNOLOGY DRIVE, SCHENECTADY, NEW YORK 12308. ATTENTION: JOHN BOTTI, PRESIDENT. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.




         THIS AGREEMENT HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE SERIES B PREFERRED STOCK AND CONSTITUTES AN OFFER ONLY IF THE PERSON WHOSE NAME APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER OF THIS AGREEMENT. DISTRIBUTION OF THIS AGREEMENT TO ANY PERSON OTHER THAN SUCH PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVICE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS AGREEMENT, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS AGREEMENT, AGREES TO RETURN IT AND ALL OTHER DOCUMENTS RECEIVED BY SUCH PROSPECTIVE INVESTOR TO THE COMPANY AT ITS ADDRESS SPECIFIED BELOW IF THE PROSPECTIVE INVESTOR DOES NOT SUBSCRIBE FOR THE PURCHASE OF THE SERIES B PREFERRED STOCK, THE PROSPECTIVE INVESTOR'S SUBSCRIPTION IS NOT ACCEPTED OR THIS OFFERING IS TERMINATED.

                                FLORIDA RESIDENTS

         PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA STATUTE, FLORIDA INVESTORS HAVE A THREE DAY RIGHT OF RECISSION. IF A FLORIDA RESIDENT HAS EXECUTED A SUBSCRIPTION AGREEMENT, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA RESIDENT'S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA RESIDENT NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS INVESTMENT SUMMARY INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA RESIDENT SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA RESIDENT MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.


                             PENNSYLVANIA RESIDENTS

         THE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER
SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, AS AMENDED (THE "ACT"). PURSUANT TO SECTION 207(M) OF THE ACT EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE THESE SECURITIES DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS OR HER ACCEPTANCE AND RECEIVE THE FULL REFUND OF ALL MONIES PAID, WITHOUT INCURRING ANY LIABILITY TO THE SELLER OF ANY OTHER PERSON WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS OR HER WRITTEN BINDING CONTRACT OF PURCHASE EVIDENCED BY HIS OR HER SUBSCRIPTION AGREEMENT. THESE SECURITIES MAY NOT BE SOLD BY THE INVESTOR FOR A PERIOD OF TWELVE (12) MONTHS AFTER THE DATE OF PURCHASE. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 203(D) OF THE ACT AND REGULATION 203.041 PROMULGATED THEREUNDER.

                              BITWISE DESIGNS, INC.
                              2165 Technology Drive
                           Schenectady, New York 12308

         Re: 50,000 Shares of Series B Preferred Stock

Dear Purchaser:

         Bitwise Designs, Inc., a Delaware corporation (the "Company"), has agreed to sell to certain "accredited investors" (as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")) (the "Investors") up to 50,000 Shares of Series B Preferred Stock (the "Preferred Shares") at a price of $25.00 per share. The Preferred Shares are being offered by the Company pursuant to Section 4(2) of the Act, and/or Regulation D promulgated thereunder.

         The Preferred Shares are being offered (the "Preferred Offering") on a "best efforts all or none" basis. All proceeds received by the Company from Investors for the Preferred Shares offered hereby will be deposited in a non-interest bearing escrow account established by Goldstein & DiGioia, LLP, counsel to the Company. The Preferred Offering commences on the date of this Agreement and terminates on September 30, 1999 unless extended by the Company until October 10, 1999 (as extended, the "Offering Period"). If the Preferred Shares are subscribed for prior to the expiration of the Offering Period, a closing (the "Closing") will be held as soon as practicable and the funds held in escrow will be released to the Company. Funds received by the Company, but not cleared, prior to the termination of the Offering Period, will be allowed to clear after such date.

DESCRIPTION OF SECURITIES.

PREFERRED STOCK

         The Board of Directors is authorized to issue shares of Preferred Stock, $.10 par value per share, from time to time in one or more series. The Board may issue a series of Preferred Stock having the right to vote on any matter submitted to stockholders, including, without limitation, the right to vote by itself as a series, or as a class together with any other or all series of Preferred Stock. The Board of Directors may determine that the holders of Preferred Stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. The Board of Directors has previously designated a series of preferred stock as Series A Preferred Stock which has the right to elect a majority of the Board of Directors and as a result, the holders of the Series A Preferred Stock are able to control the Company's policies and affairs.

         The Board of Directors may also grant to holders of any series of Preferred Stock preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of Preferred Stock may be convertible into Common Stock or any other series of Preferred Stock of the Company at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of

Directors.

SERIES A PREFERRED STOCK

         As of the date of this Agreement, the Board of Directors has designated 200 shares of Preferred Stock as Series A Preferred Stock, of which 100 shares have been issued to each of John T. Botti and Ira C. Whitman, the President and Senior Vice President, respectively, of the Company. The holders of the Series A Preferred Shares have the right to elect a majority of the Board of Directors as long as such holder remains, subject to certain conditions, an officer, director and 5% stockholder of the Company. During such time as the Series A Preferred Stock is outstanding, the Board of Directors will consist of an odd number of directors, a majority of whom will be designated as "Preferred Directors" and be elected solely by the holders of Series A Preferred Stock voting separately as a group. The holders of the Series A Preferred Stock have a preference on liquidation of $1.00 per share and no dividend or conversion rights.

SERIES B PREFERRED STOCK

         Prior to the Closing, the Company will file a Certificate of Designation (the "Certificate of Designation") designating 50,000 shares of Preferred Stock as "Series B Convertible Redeemable Preferred Stock" ("Series B Preferred Stock"). The following is a summary of the rights, preferences and privileges of the Series B Preferred Stock and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and the Certificate of Designation. A copy of the Certificate of Designation is annexed hereto as Exhibit A.

         Dividends. Subject to the limitations described below, holders of shares of the Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for payment, dividends in cash at an annual rate of 10% per share, payable semi-annually and commencing on December 31, 1999 and thereafter on June 30th and December 31st of each year. Dividends will be cumulative from the date of original issuance of the Series B Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on the tenth business day prior to the dividend payment date.

         The Series B Preferred Stock will be junior to dividends to any series or class of the Company's stock hereafter issued which ranks senior as to dividends to the Series B Preferred Stock ("Senior Dividend Stock"), and if at any time any dividend on Senior Dividend Stock is in default, the Company may not pay any dividend on the Series B Preferred Stock until all accrued and unpaid dividends on the Senior Dividend Stock for all prior periods and the current period are paid or declared and set aside for payment. No such Senior Dividend Stock shall be issued without the approval of holders of a majority of the Series B Preferred Stock. The Series B Preferred Stock will have priority as to dividends over the Common Stock and any other series or class of the Company's stock hereafter issued which ranks junior as to dividends to the Series B Preferred Stock ("Junior Dividend Stock"), and no dividend (other than dividends payable solely in Junior Dividend Stock) may be paid on, and no purchase, redemption or other acquisition may be made by the Company of, any Junior Dividend Stock unless all accrued and unpaid dividends on the Series B Preferred Stock for all prior periods and the current period have been paid or declared and set apart for payment. The Company may not pay dividends on any class or series of the Company's stock having parity with the Series B Preferred Stock as to dividends ("parity dividend stock"), unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the Series B Preferred Stock and may not pay dividends on the Series B Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series B Preferred Stock or any parity dividend stock, all dividends declared on the Series B Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such parity dividends stock will bear the same ratio that accrued and unpaid dividends per share on the Series B Preferred Stock and such parity dividend stock bear to each other.

         The amount of dividends payable for the initial dividend period and for any period shorter than a full year dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable in respect of any dividend payment on the Series B Preferred Stock which may be in arrears.

         See "Redemption" below for information regarding restrictions on the Company's ability to redeem the Series B Preferred Stock when dividends on the Series B Preferred Stock are in arrears.

         Voting Rights. The holders of the Series B Preferred Stock will be entitled to no voting rights except with respect to (i) the establishment of another class of preferred stock with rights equal to or senior to the Series B Preferred Stock, (ii) any proposed changes in the rights of the Series B Preferred holders, or (iii) as required by Delaware law.

         Redemption at Option of Company. The Series B Preferred Stock is redeemable at any time commencing one year after the Closing at the option of the Company, on not less than 30 nor more than 60 days written notice to registered holders at a redemption price equal to $25.00 plus accrued and unpaid dividends, provided (i) the public sale of the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") are covered by an effective registration statement or are otherwise exempt from registration; and (ii) during the immediately preceding 20 consecutive trading days ending within 10 days of the date of the notice of redemption, the closing bid price of the Company's Common Stock is not less than $3.75 per share, subject to proportional adjustments for stock splits, stock dividends, combinations of shares, corporate reorganizations or like events. However, commencing 36 months after the Closing, the Series B Preferred Stock is redeemable at the option of the Company, on not less than 30 nor more than 60 days written notice to registered holders at a redemption price equal to $25.00 plus accrued and unpaid dividends, provided the public sale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") are covered by an effective registration statement or are otherwise exempt from registration.

         If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine. There is no mandatory redemption or sinking fund obligation with respect to the Series B Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends on the Series B Preferred Stock, it may not redeem any of the then outstanding shares of the Series B Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current semi-annual dividend have been paid in full.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series B Preferred Stock to be redeemed at the address shown on the stock books of the Company. After the redemption date, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest (unless the Company defaults in the payment of the redemption price). Shares of Series B Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock unless used to pay dividends on the then outstanding Series B Preferred Stock.

         Conversion Rights. The holders of Series B Preferred Stock will be entitled at any time to convert their shares of Series B Preferred Stock into one share of Common Stock (the "Conversion Shares"), at any time commencing one year after the closing of the Offering (the "Closing"), at the option of the holder, into such number of shares of the Company's Common Stock as shall equal $25.00 divided by the conversion price (the "Conversion Price") of $1.875 per share, subject to adjustment to for stock splits, stock dividends, combinations of shares, corporate reorganizations or like events. However, commencing three years after the Closing, the Conversion Price shall be the lower of (i) $1.875 per share, subject to adjustment for stock splits and corporate reorganizations, and (ii) the average of the closing bid and asked prices of the Company's Common Stock for the immediately preceding 10 consecutive trading days ending one trading day prior to the date of the notice of conversion; provided, however, that the holder shall not be entitled to convert more than 20% of the Series B Preferred Shares held by such holder on the third anniversary of the Closing during any period of thirty days. For purposes of conversion, each share of Series B Preferred Stock shall be valued at $25.00 per share. However, conversion rights will expire after 5:00 p.m. on the redemption date for any shares of Series B Preferred Stock which the Company has called for redemption. No payment or adjustment will be made in respect of dividends for Series B Preferred Stock that may be accrued or unpaid or in arrears upon conversion of shares of Series B Preferred Stock. No fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then current market price, determined as provided in the Certificate of Designation, of the Common Stock will be paid.

         In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or share exchange.

         Liquidation Rights. In case of the voluntary or involuntary liquidation. dissolution or winding up of the Company, holders of shares of Series B Preferred Stock are entitled to receive the liquidation price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of the Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series B Preferred Stock. The holders of the shares of the Series B Preferred will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to the liquidation rights to the Series B Preferred Stock ("senior liquidation stock") has been paid in full. No such senior liquidation stock shall be issued without the approval of holders of a majority of the Series B Preferred Stock. See "Voting Rights." The holders of Series B Preferred Stock and all series or classes of the Company's stock hereafter issued 'which rank on a parity as to liquidation rights with the Series B Preferred Stock ("parity liquidation stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price of the shares of the Series B Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         No Sinking Fund. The Company is not required to provide for the retirement or redemption of the Series B Preferred Stock through the operation of a sinking fund.

         Other Provisions. The shares of Series B Preferred Stock, when issued, will be duly and validly issued, fully paid and nonassessable. The holders of the shares of the Series B Preferred Stock have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares.

REGISTRATION RIGHTS

         The Company shall use its best efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement with the SEC on or before October 30, 1999 to allow the resale by the Purchaser(s) of the Conversion Shares.

         In connection with any registration of the Conversion Shares offered hereby, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to have any registration statements filed with the SEC including the Conversion Shares declared effective at the earliest possible time, and shall furnish each Purchaser desiring to sell Conversion Shares such number of prospectuses as shall reasonably be requested. The Company shall keep effective any registration or qualification contemplated hereby and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for a period of time equal to the earlier of (i) the date that all of the Conversion Shares have been sold pursuant to the registration statement or (ii) the date the Purchasers receive an opinion of counsel that the Conversion Shares may be sold under Rule 144(k) or (iii) the third anniversary of the effective date of the registration statement.

                  (b) The Company shall pay all costs (excluding fees and expenses of Purchaser(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to this Subscription Agreement including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses; provided that the Company shall not be responsible for transfer taxes, fees and disbursement of accountants and counsel for Purchasers, and other related selling expenses incurred by the Purchasers.

                  (c) The Company will use reasonable efforts to qualify the Conversion Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Purchaser(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction or to subject itself to taxation in any such jurisdiction.

                  (d) (i) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Purchaser(s) of any of the Conversion Shares, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph (d), but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained (Y) in any registration statement, final prospectus, or any amendment or supplement thereto, or (Z) in any application or other document or communication (in this paragraph (d) collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Conversion Shares under the securities or blue sky laws thereof; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Purchaser(s) of any of the Conversion Shares by or on behalf of such Purchaser expressly for inclusion in any such registration or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be; or (B) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

                           (ii) Promptly after receipt by any person in respect
                  of which indemnity may be sought pursuant to this Paragraph
                  (d) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Paragraph (d) except to the extent of any actual prejudice resulting therefore. If any such claim or action shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party in connection with any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (B) the Indemnifying Party shall not have assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party or (C) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party and such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

                           (iii) The Purchaser(s) of Conversion Shares agree,
                  severally, and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, accountants, agents or counsel and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
                  Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser(s) in paragraph (d)(ii), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Purchaser or his plan of distribution, by or on behalf of the Purchaser expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the

                  Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Purchaser pursuant to this paragraph (d)(iii), the Purchaser shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph (d)(i).

                  (e) The Company as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the registration statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
                  Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                  (f) In connection with the registration of the Conversion Shares, the Purchasers shall have the following obligations:

                           (i) It shall be a condition precedent to the
                  obligations of the Company to complete the registration pursuant to this Agreement with respect to the Conversion Shares of a particular Purchaser that such Purchaser shall furnish to the Company such information in writing regarding itself, the Conversion Shares held by it, and the intended method of disposition of the Conversion Shares held by it, as shall be reasonably required to effect the registration of such Conversion Shares. In addition, each Purchaser shall execute such other documents in connection with such registration as the Company may reasonably request. At least fourteen (14) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser (the "Requested Information"). If at least 5 business days prior to the effective date of the registration statement the Company has not received the Requested Information from a Purchaser (a "Non-Responsive Purchaser"), then the Company may request effectiveness of the Registration Statement without including securities of such Non-Responsive Purchaser;

                           (ii) Each Purchaser, by such Purchaser's acceptance
                  of the Conversion Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder; and

                           (iii) Each Purchaser agrees that, upon receipt of any
                  notice from the Company of (A) the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or (B) the issuance by the SEC of any stop order or other suspension of the effectiveness of the registration statement, such Purchaser will immediately discontinue disposition of Conversion Shares pursuant to the Registration Statement covering such Conversion Shares until such Purchaser's receipt of the copies of a supplemented or amended Prospectus in the case of all event described in clause (A) above, or a notice of the removal of any suspension in the case of an event described in clause (B) above. If so directed by the Company, such Purchaser shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser's possession of the prospectus covering such Conversion Shares at the time of receipt of such notice. Notwithstanding the foregoing, however, the Purchaser may retain his copy of the prospectus covering such Conversion Shares, but must agree in writing not to use such prospectus to offer securities.

Other Simultaneous Offerings

                  This Preferred Offering is subject to the successful completion of a concurrent offering of 740,000 units of the Company's securities, each unit consisting of 2 shares of common stock and 2 Series B Common Stock Purchase Warrants to purchase common stock of the Company (the "Unit Offering"). The Company will not conduct a closing on subscriptions for the Preferred Shares unless it is able to close on the Unit Offering. Contemporaneously, the Company is offering for $100,000, 999,999 Series C Common Stock Purchase Warrants to purchase common stock of the Company, along with membership interests representing 20% of the membership interests of Authentidate.Com, LLC, a subsidiary of the Company, after giving effect to the separate sale of $1,500,000 of Authentidate's securities (the "Authentidate Offering") (the Preferred Offering, Unit Offering and Authentidate Offering may be collectively referred to herein as the "Offerings"). The Company will use its best efforts to register for public distribution all the Common Shares, Series B Warrants, the Shares underlying the Series B and C Warrants and Shares into which the Preferred Shares are convertible.

                  The Series B Warrants are exercisable for a period of three years from the date of issuance at a price of $1.375 per share and are redeemable by the Company at any time commencing one year after the closing at a redemption price of $.05 per Warrant provided, (i) that the shares underlying the warrants are covered by an effective registration statement or are otherwise exempt from registration and (ii) the closing bid price of the common stock is not less than $3.25 per share, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares, corporate reorganizations or like events during the immediately preceding 20 consecutive trading days ending within 10 days of the date of notice.

                  The Series C Warrants are exercisable for a period of three years from the date of issuance at base price of $1.50 per share which will increase by $.75 at three different milestone dates. The Series C Warrants will be issued in three classes and each class contain differing milestone dates. The Series C Warrants are also redeemable by the Company at any time commencing six months after the closing at a redemption price of $.05 per Warrant provided, (i) that the shares underlying the warrants are covered by an effective registration statement or are otherwise exempt from registration and (ii) the closing bid price of the common stock is not less than 120% of the current exercise price during each of the immediately preceding 20 consecutive trading days ending within 10 days of the date of notice.

1.  Subscription:  The Preferred Offering

         a. By your execution of this Subscription Agreement and delivery of the subscription amount to the Company, you hereby subscribe to purchase the aggregate amount of Preferred Shares as set forth on pages 35-36 of this Agreement.

         b. Subscription payments by check should be made payable to "Bitwise Designs, Inc." and should be delivered, together with one fully executed and completed copies of this Agreement, to Victor J. Dioia, Esq., Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, NY 10017. Alternatively, funds may be wired directly to an escrow account at Republic National Bank of New York. In the event the subscription is not accepted in whole or in part by the Company, the full amount of any subscription payment will be promptly refunded to the Investor without deduction therefrom or interest thereon.

         c. This subscription is subject to the terms and conditions of the Preferred Offering which are described herein, as same may be amended or supplemented. Upon acceptance by the Company of any subscription, and following clearance of funds, the Company will deliver to the Subscriber the Preferred Stock certificates in the amount subscribed.

2.       Description of Business

OVERVIEW

         Bitwise Designs, Inc. ("Bitwise" or the "Company"), and its wholly-owned subsidiary DJS Marketing Group, Inc. ("DJS") (Bitwise and DJS are sometimes collectively referred to herein as the "Company") are engaged in the manufacture and distribution of document imaging systems, computer systems and related peripheral equipment, components, and accessories and network and internet services.

         The Company was organized in August 1985 and reincorporated under the laws of the state of Delaware in May 1992. The Company's executive offices are located at 2165 Technology Drive

Schenectady, New York 12308, and its telephone number is (518) 346-7799.

         In March 1996, the Company acquired DJS, a system integrator, computer reseller and personal computer manufacturer in Albany, New York. DJS is an authorized sales and support provider for Novell, Microsoft Solutions and Lotus Notes, as well as a member of Microage Infosystems. DJS operates under the tradename "Computer Professionals."

RECENT EVENTS

         In August 1998, the Company organized a subsidiary, Authentidate.Com, LLC ("Authentidate"), a Delaware limited liability company. As of the date of this Subscription Agreement, Bitwise owns 92.5% of the membership interests of Authentidate. Through Authentidate, the Company intends to implement a business line which provides for the verification of the authenticity of digital images through a secure clock to stamp the date and time on each image.
 The product name is Authentidate(TM) Image Marking and the Company has a patent pending for the innovative technology behind this business plan.

         Concurrent to this Offering, the Company is also commencing two other offerings. The first, the Unit Offering, is an offering by the Company of 740,000 units of its securities for an aggregate offering price of $740,000. The units consist of 2 shares of common stock and 2 Series B Common Stock Purchase Warrants. The second offering, the Authentidate Offering, is by Authentidate and the Company. The Authentidate offering is for 20% of the outstanding membership interests of Authentidate (after giving effect to the sale of $1,500,000 of Authentidate's securities), plus Bitwise Designs Series C Warrants for the purchase of up to 999,999 shares of Bitwise common stock. The offering price is $100,000. This Preferred Offering is conditioned on the successful completion of the Unit Offering.

           The Company has been notified that its line of credit with Nations Credit Distribution Service, Inc. (the "Bank") will be terminated on September 30, 1999. The line of credit contained a balance of approximately $1,100,000. The Bank has requested the Company to repay this obligation by September 30, 1999. The Company intends to negotiate with the Bank in order to obtain more favorable repayment terms. Approximately $500,000 of the proceeds raised in the Offerings will be applied towards the repayment of this obligation. If the Company is not able to obtain more favorable repayment terms or reinstate the line of credit, it will be forced to pay off the line of credit in full by the September 30, 1999, thereby necessitating a greater portion of the net proceeds of the Offerings to be used for debt repayment.

PRODUCTS

Document Imaging and Management

         In January 1996, Bitwise, on a national level, introduced its document imaging management system under the tradename DocStar which enables users to scan paper documents onto an optical disk, hard drive or other storage medium from which they can be retrieved in seconds. This system allows users to eliminate or significantly reduce paper filing systems. The Company believes that a broad spectrum of businesses and governmental agencies experience the problem of storage, management and security of paper documents. The DocStar product line is intended to provide a cost effective method of reducing the space necessary to store documents while granting a user the ability to instantly retrieve documents.

         The operation of a document management system is similar to the operation of a facsimile machine. Documents are fed into an optical scanner that reads the documents and stores the information on one of several alternative mass storage devices. Documents can also be transmitted from or to the system via facsimile machine or modem. Documents can be retrieved almost instantaneously for viewing, printing or faxing thereby offering a significant time-saving tool to the modern office.

         The main components of a document management system are a personal computer, a high speed electronic document scanner, a laser printer capable of reproducing documents quickly, and a software package which controls scanning, indexing, storage and reproduction. Bitwise purchases scanners, laser printers and other essential hardware from unaffiliated third parties and manufactures the PC's for the system. The software utilized in DocStar consists of various versions of existing software from other developers, as well as software developed by the Company. Options and accessories include a jukebox, an optical disk tower, additional software, scanner upgrades, monitor upgrades and hardware upgrades.

         The Company markets the document management system under the tradename DocStar through a national dealer network. The Company owns one dealership in the Albany, New York region, which also serves as a test market for new applications and software. The Company believes that the emerging document imaging market will be its primary business and basis for growth during the next few years. This is an evolving market which will experience significant growth in the future. The Company believes that this emerging market can provide the Company with significant profits. However, there can be no assurance that the Company's efforts in this emerging market will result in profits, income or significant revenues to the Company.

Computer Products and Integration Services

         The Company purchases peripheral computer products from many different suppliers. Peripheral computer products are products that operate in conjunction with computers, including but not limited to, printers, monitors, scanners, modems and software. A Systems Integrator, such as DJS, configures various computer hardware and peripheral products such as software together, to satisfy a customer's individual needs. The Company believes that the market for personal computers and integration services will continue to grow for the next several years.

Networks

         DJS also designs and installs network systems which involves network software being installed on a fileserver computer with less powerful computers sharing information from the fileserver. Applications that the network system provides include E-mail, accounting systems, word processing, communication and any other applications that require the sharing of information.

Although Management believes that designing and installing network systems may be an area of growth for DJS, there can be no assurance that growth in the network market will be realized.

Internet/Intranet Development

         The Internet/Intranet is a computer based communication system, with international applicability, which provides customers with the ability to advertise products, provide news and stock market products, provide educational data bases, as well as one on one and Group Communications. The Company, through DJS, provides customer Internet services, including installation of web pages.

RESEARCH AND DEVELOPMENT

         The market for the Company's products is characterized by rapid technological change involving the application of a number of advanced technologies, including those relating to computer hardware and software, mass storage devices, and other peripheral components. The Company's ability to be competitive depends upon its ability to anticipate and effectively react to technological change, as well as the application requirements of its customers.

         Since inception, the Company has devoted efforts to research and development activities in an effort to improve its current products and introduce new products. Current development efforts are directed toward improving ease of use, adding system enhancements and increasing performance. The Company will continue to improve its document imaging products in an effort to satisfy the needs of an ever changing marketplace.

QUALITY CONTROL AND SERVICE

         Quality control by the Company is administered at each of the three levels of the production process. First, components considered for use in standard systems are tested for compatibility by the research staff. Second, incoming components receive a physical damage inspection on receipt and again at the start of the production process. Each memory module is electronically tested prior to assembly. Each complete unit is then functionally tested at the end of the assembly process to demonstrate that all components are engaged and fully operational.

         Third, each complete unit is "burned-in" from eight to twelve hours. This process involves running a component test program which sequentially tests each memory bit, processor circuit, and drive memory track to verify correct operation in a temperature-controlled chamber. This test is repeated continuously over the burn-in period. Since electronic components have their greatest failure risk during the first few hours of active operation, management believes that the burn-in process reveals nearly all faulty components before they reach the end user.

         The Company's dealers provide service to the end users. All dealers receive service training from the national service staff. The Company provides the dealer with replacement parts free of charge for 13 months after date of shipment. The Company's vendors provide a similar warranty for failed components. The Company offers liberal telephone support service to its dealers.

MANUFACTURING AND SUPPLIERS

         The Company's products have been designed to enable a variety of system configurations to be assembled from a few basic modules. The Company's manufacturing operations consist primarily of the assembly, test and quality control of all parts, components, subassemblies and systems.

         The Company uses standard parts and components in its existing product lines which it purchases from unaffiliated third party suppliers. The Company, however, does not have any contractual arrangements with its current suppliers. Although the Company has never experienced material delays in deliveries from its suppliers, shortages of component parts could occur and delay or interrupt the Company's manufacture and delivery of products and adversely affect the Company's operating results. The Company believes adequate alternative suppliers are available to mitigate the potentially adverse effect of supply interruptions, but there can be no assurance that such components will be available as and when needed.

         All peripheral computer products available through the Company, such as monitors and scanner/printer units, are manufactured by third parties. The Company only assembles the computer and the optical disk tower option which are part of the DocStar system.

PATENTS AND TRADEMARKS

         The Company has one patent pending and has registered the logo "BitWise Designs" and Bitwise's associated trademarks, "DocStar" and "Authentidate." The patent pending is for innovative technology that can verify the authenticity of digital images by employing a secure clock to stamp the date and time on each image captured. The product name is Authentidate(TM) Image Marking. No assurance can be given that registration will be effective to protect the Company's trademarks. The Company believes the tradename "BitWise Designs" and the trademarks "DocStar" and "Authentidate" are material to its business.

SALES AND MARKETING

         The Company's products are primarily being distributed through a national dealer network and through a dealership owned by the Company in its local market area. The Company believes that it has achieved a national sales presence through national advertising, favorable reviews in industry publications, newspapers, magazines, press releases and other periodicals utilized by the document imaging industry. Moreover, the Company offers direct mail and tele-marketing services to selected qualified dealers in their market area. Management intends to increase the number of dealer locations for the current fiscal year, although there can be no assurance it will be successful in such efforts.

         The Company's products are usually sold on credit terms or through a floor planning finance company (to qualified accounts), and are warranted against defects in materials and workmanship for a period of 13 months from purchase. The Company currently employs five regional sales directors, one district sales manager and three direct sales manager to cover the significant markets of the country.

COMPETITION

         The market for the Company's products is rapidly changing and highly competitive. The competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the market, but are not direct competitors of the Company). The Company competes with major document imaging manufacturers such as Panasonic, Sharp and Mita. Many of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources, as well as a larger installed base, than the Company.

EMPLOYEES

         Bitwise employs 50 full-time employees including its executive officers. No employees are covered by a collective bargaining agreement, and the Company believes its employee relations are satisfactory.

3.       Use Of Proceeds

         The gross proceeds from the sale of the Series B Preferred Shares offered hereby will be approximately $1,250,000. Additionally, the gross proceeds from the Unit and Authentidate Offerings will be $840,000. The net proceeds from the Offerings, estimated to be $2,003,000, will be used for general working capital needs, including costs associated with general operating expense such as the payment of outstanding payables and the purchase of inventory. It is estimated that $500,000 will be applied towards paying down the Company's line of credit with the Bank and $400,000 will be used for initial funding of Authentidate.


4.       Management

The executive officers and directors of the Company are as follows:

                NAME                        AGE                    OFFICE

         John T.  Botti                     35       President, Chief Executive Officer and Chairman of
                                                     the Board

         Ira C.  Whitman                    36       Senior Vice-President--Research and Development,
                                                     Secretary and Director

         Steven A. Kriegsman                56       Director

         J. Edward Sheridan                 62       Director

         Charles C. Johnston                63       Director

         All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Company.

         In connection with the Company's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, the Company granted Whale the right to nominate one person to the Company's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors. Whale has selected Steven Kriegsman as its representative on the Board.

         John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since the incorporation of the Company in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

         Ira C. Whitman, a co-founder, is Senior Vice-President of Research and Development and a Director of the Company since the incorporation of the Company in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S. in Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

         Steven A. Kriegsman joined the Board of Directors in December, 1997. In 1989, Mr. Kriegsman founded The Kriegsman Group, a private financial consulting services firm and has served as its President since such time. In 1981 Mr. Kriegsman co-founded ANA Financial Services, Inc., a holding company engaged, through its subsidiaries, in securities brokerage, financial planning and investment advisory services and franchising of certified public accountants. Mr. Kriegsman served as Chairman and Chief Executive Officer of ANA Financial until 1989. Mr. Kriegsman is a former Certified Public Accountant. Mr. Kriegsman holds a B.S. from New York University.

          J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan has served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm. Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

         Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company. since July 1993. Mr. Johnston has also served as Chairman of AFD Technologies, a private corporation since 1994 and J&C Resources a private corporation, a position that he has held since 1987. Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute ("WPI") and earned his B.S. degree from WPI in 1957.

5.       Summary Financial Information

         The following selected financial data were derived from the Company's most recent draft of its Form 10-K, due to be filed with the Securities and Exchange Commission by September 28,1999. This information is unaudited and the data for the 1999 fiscal year is therefore subject to change based on the audit which is currently in progress. The complete draft of the Form 10-K, and the Company's reports on Form 10-Q for the quarters ending September 30, 1998, December 31, 1998 and March 31, 1999 are attached as Exhibits B and C, respectively.




                                                                   YEAR ENDED JUNE 30,
                                                       1999                 1998                 1997
STATEMENT OF OPERATIONS DATA:
Net Sales                                        19,503,730           33,755,625           53,109,469
Gross Profit                                      6,723,592            8,092,566           10,006,736
Net (Loss)/Net Income                           (2,038,664)          (5,464,059)          (2,143,159)
Basic and Diluted
Net(Loss)/Net Income
Per Common Share                                     (0.28)               (0.74)               (0.30)

BALANCE SHEET DATA:
Current Assets                                   10,965,661           12,138,995           13,622,171
Current Liabilities                               6,206,211            4,789,896            7,730,498
Working Capital                                   4,759,450            7,349,099            5,891,673
Total Assets                                     15,592,963           14,708,454           18,924,765
Total Long Term Liabilities
                                                  4,923,313            3,975,000(1)             1,297
Stockholders' Equity                              4,463,529            6,478,226           11,192,970


6.       RISK FACTORS

An investment in the Preferred Shares involves a high degree of risk and should be considered only by those investors who could afford the risk of loss of their entire investment.

--------
(1) Long-term liabilities excluding discount of $534,668

         THIS SUBSCRIPTION AGREEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. WHEN USED IN THIS REPORT, THE WORDS "BELIEVE," "ANTICIPATE," "THINK," "INTEND," "PLAN," "WILL BE," "EXPECT", AND SIMILAR EXPRESSIONS IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REGARDING FUTURE EVENTS AND/OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL EVENTS OR THE ACTUAL FUTURE RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT. SUCH RISKS AND UNCERTAINTIES INCLUDE AMONG OTHER THINGS, THE AVAILABILITY OF ANY NEEDED FINANCING, THE COMPANY'S ABILITY TO IMPLEMENT ITS BUSINESS PLAN FOR VARIOUS APPLICATIONS OF ITS TECHNOLOGIES, THE IMPACT OF COMPETITION, THE MANAGEMENT OF GROWTH, AND OTHER RISKS AND UNCERTAINTIES THAT MAY BE DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IN LIGHT OF THE SIGNIFICANT RISKS AND UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.

SIGNIFICANT LOSSES; UNCERTAINTY OF INTEGRATION OF  INTRODUCED PRODUCT LINES

         The Company incurred losses of $2,038,664; $5,464,059 and $2,143,159 for its fiscal years ended June 30, 1999, 1998 and 1997. Furthermore, in 1996, the Company expanded nationally its sales of its DocStar line of document imaging systems which has led to increased costs associated with the product line. The Company will continue to incur these costs in the future as it attempts to increase market awareness and sales. The Company's prospects should be considered in light of the difficulties frequently encountered in connection with the establishment of a new business line and the competitive environment in which the Company operates. There can be no assurance that the Company will be able to achieve profitable operations in future operating periods.

NEED FOR ADDITIONAL FINANCING

         The Company's capital requirements have been and will continue to be significant. The Company has been substantially dependent upon public offerings and private placements of its securities and on short-term and long-term loans from lending institutions to fund such requirements. The Company anticipates it will utilize significant amounts of capital to promote and market DocStar. The Company's line of credit with Nations Credit Distribution Service, Inc. (the "Bank") will be terminated on September 30, 1999. The line of credit contained a balance of approximately $1,100,000 and the Bank has requested the Company to repay this obligation by

September 30, 1999. The Company intends to negotiate with the Bank in order to obtain more favorable repayment terms. Approximately $500,000 of the proceeds raised from the Offerings will be applied towards the repayment of this obligation. There can be no assurance that more favorable repayment terms will be obtained, in which case $1,100,000 of the proceeds of the Offerings may have to be utilized to repay this loan. In this event, the remaining funds may be insufficient to accomplish the objectives of the Offerings. Further, there can be no assurance that the amount of proceeds from the Offerings, together with cash generated from other sources, will be sufficient to maintain operations or finance further Company development. The Company, in the future, may need additional funds from loans and/or the sale of equity securities. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to the Company. In the event such funds are not available, the Company may be forced to curtail operations, or, in an extreme situation, cease operations.

SECURITY INTERESTS; RESTRICTIVE COVENANTS

         The Company has granted security interests with respect to substantially all of its assets to secure certain of its indebtedness, which will continue following this offering. In the event of a default by the Company on its secured obligations, a secured creditor could declare the Company's indebtedness to be immediately due and payable and foreclose on the assets securing the defaulted indebtedness. Moreover, to the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets will not be available to secure additional indebtedness. The Company's loan agreement with its institutional lender restricts the ability of the Company to incur additional indebtedness. The terms of such agreement may limit the ability of the Company to obtain additional financing on terms favorable to the Company or at all.

UNCERTAINTY OF WIDESPREAD MARKET ACCEPTANCE OF THE DOCSTAR SYSTEM

         Although, the Company introduced its DocStar imaging system products on a national level in January 1996, demand and market acceptance for the DocStar imaging system remains subject to a high level of uncertainty. Achieving widespread acceptance of this product line will continue to require substantial marketing efforts and the expenditure of significant funds to create brand recognition and customer demand for such products. There can be no assurance that adequate marketing arrangements will be made for such products. Moreover, there can be no assurance that these products will ever achieve widespread market acceptance or increased sales or that the sale of such products will be profitable.

TECHNOLOGICAL OBSOLESCENCE; RECENT DECREASES IN RETAIL PRICES

         The computer industry is characterized by extensive research and development efforts which result in the frequent introduction of new products which render existing products obsolete. The ability of the Company to compete successfully in the future will depend in large part on its ability to maintain a technically competent research and development staff and its ability to adapt to technological changes in the industry and enhance and improve existing products and successfully develop and market new products that meet the changing needs of its customers. Although the Company is dedicated to continued research and development of its products with a view towards offering products with the most advanced capabilities, there can be no assurance that the Company will be able to continue to develop new products on a regular basis which will be competitive with products offered by other manufacturers. At the present time, the Company does not have a targeted level of expenditures for research and development. The Company will evaluate all opportunities but believes the majority of its research and development will be devoted to enhancements of its existing products.

         Technological improvements in new products offered by the Company and its competitors, which, among other things, results in the rapid decline of the value of inventories, as well as the general decline in the economy and other factors, have resulted in recent declines in retail prices for desktop computers. As competitive pressures have increased, many companies have ceased operation and liquidated inventories, further increasing downward pricing pressure. Such declines have, in the past, and may in the future, reduce the Company's profit margins.

LACK OF PATENT/INTELLECTUAL PROPERTY PROTECTION

         The Company does not currently hold any patents and the technology embodied in the Company's current products cannot be patented. The Company (1) has a patent pending for the innovative technology underlying the Authentidate business plan that can verify the authenticity of digital images by employing a secure clock to stamp the date and time on each image captured and (2) has registered as trademarks the logo "BitWise Designs," "DocStar" and "Authentidate". The Company relies on confidentiality agreements with its key employees to the extent it deems such to be necessary. The Company further intends to file a patent application for any new products it may develop, to the extent any technology included in such products is patentable, if any. There can be no assurance that any patents in fact, will be issued or that such patents will be effective to protect the Company's products from duplication by other manufacturers. In addition, there can be no assurance that any patents that may be issued will be effective to protect the Company's products from duplication by other developers. Other companies operating within the Company's business segment may independently develop substantially equivalent proprietary information or otherwise obtain access to the Company's know-how. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under any patent. Although the Company believes that the products sold by it do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has or may occur. In the event that products sold by the Company are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company.

DEPENDENCE ON THIRD-PARTY MANUFACTURING AND SUPPLIERS

         The Company does not own or lease any manufacturing facilities and does not manufacture any of the component parts for its products but rather purchases all of such components from unaffiliated suppliers. All of the Company's products are assembled at the Company's facilities. The Company believes that at the present time it has sufficient sources of supply of component parts, and that in the event any existing supplier ceases to furnish component parts to the Company, alternative sources are available. However, there can be no assurance that future production capacity of the Company's current suppliers and manufacturers will be sufficient to satisfy the Company's requirements or that alternate suppliers and manufacturers will be available on commercially reasonable terms, or at all. Further, there can be no assurance that the availability of such supplies will continue in the future.

COMPETITION

         The computer hardware industry is highly competitive. The Company competes in the portable computer market with major computer manufacturers such as International Business Machines, Inc., Apple Computers, Inc., Compaq Computer Corporation and Dell Computer, as well as various manufacturers of super portables who are concentrated in the Company's target market, such as Dolch Computer Systems, Inc. and Ergo Computing, Inc. All of these companies have substantially more experience and greater sales, financial and distribution resources than that of the Company. The Company also competes with many independent computer companies, smaller than those mentioned, many of which also have substantially greater sales, financial resources and experience than that of the Company. The most significant factors which form the basis upon which the Company competes are the quality of its products, including advanced capabilities, and price. There can be no assurance the Company can effectively continue to compete in the future.

         The microcomputer distribution industry is intensely competitive and is characterized by constant pricing pressures and rapid product performance, improvement and technological change resulting in relatively short product lives and early product obsolescence. Competition is primarily based on product lines and availability, price, delivery and other support services. Competing distributors include other national distributors, regional distributors and manufacturers' direct sale organizations, many of which have substantially greater technical, financial and other resources than the Company. Major wholesale electronic distribution competitors include Ingram Micro D, Inc., Merisel, Inc., Robec, Inc., Tech Data Corporation, Entertainment Marketing Inc. and Gates/FA Distributing Inc. The Company's ability to compete favorably is, in significant part, dependent upon its ability to control costs, react timely and appropriately to short- and long-term trends and competitively price its products while preventing erosion of its margins, and there is no assurance that the Company will be able to do so.

DEPENDENCE UPON EXECUTIVE OFFICERS

         The success of the Company is largely dependent upon the services of its Chairman of the Board and President, John T. Botti and Ira C. Whitman, its Senior Vice-President. The loss of the services of one or more of these individuals would have a material adverse affect on the Company's business and prospects. The Company has entered into a five-year employment agreement with Mr. Botti expiring in June 2000. The Company has obtained, for its benefit, "key man" life insurance in the amount of $1,000,000 on the lives of Messrs. Botti and Whitman.

POSSIBLE ACQUISITIONS

         The Company may at times become involved in discussions with potential acquisition candidates. Accordingly, a portion of the proceeds of this offering currently allocated to working capital may be used by the Company in connection with the acquisitions of compatible product lines and businesses. However, there can be no assurance that the Company will identify and/or consummate an acquisition, or that such acquisitions, if completed, will be profitable. Further, there can be no assurance that any proceeds received by the Company from the Offering, together with cash flow, will be sufficient to finance such acquisitions.

         To the extent the Company effects a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although the Company will endeavor to evaluate the risks inherent in a particular acquired business or industry, there can be no assurance that the Company will properly ascertain or assess all significant risk factors.

         The Company evaluates acquisition candidates by analyzing the company's products which complement or expand the Company's product line; financial stability, including the Company's profitability and cash flow; and management. The Company's long term plan is to expand the Company's sales and income potential by achieving economies of scale as it expands its revenue base. Technological growth will be considered after the above basic criteria are evaluated.

         In addition, should the Company consummate an acquisition, such acquisition could have an adverse affect on the Company's liquidity and earnings. The Company is currently not considering any acquisition and the Company cannot give any assurances that any business acquisition opportunities may be obtained in the future or if obtained, may be negotiated on terms favorable to the Company.

CONTROL BY PRESENT MANAGEMENT

          John T. Botti and Ira C. Whitman, the Company's President and Senior Vice-President, respectively, are currently entitled to elect a majority of the directors of the Company through the exercise of the rights and preferences accorded holders of the Company's Series A Preferred Stock. The Series A Preferred Stock allows Messrs. Botti and Whitman to elect a majority of the Company's Board of Directors, subject to certain conditions. The Series A Preferred Stock may make the Company a less attractive acquisition candidate and such power may also discourage or impede offers to acquire the Company not approved by the Board of Directors, including offers for some or all of the shares of the Company's Common Stock at substantial premiums above the then current market value of such shares.

NO DIVIDENDS

         The Company has not paid any dividends on its Common Stock since its inception and does not contemplate or anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business.


POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM;
RISKS RELATING TO LOW PRICED "PENNY" STOCKS

         The Company's Common Stock is listed on Nasdaq SmallCap Market (Symbol "BTWS"). In order to continue to be listed on Nasdaq, however, the Company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of the public float. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's Common Stock from Nasdaq, and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

         The Company is currently completing its audited financial statements and its Annual Report on form 10-K for the fiscal year ending June 30, 1999. The Form 10-K is due to be filed with the SEC and Nasdaq on or about September 30, 1999.

         Although the Company anticipates that the Common Stock will be continue to be listed for trading on Nasdaq, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to fall below $5.00 per share on the date the Common Stock was delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell their securities of the Company in the secondary market.

ARBITRARY OFFERING PRICE OF PREFERRED STOCK

         The offering price of the Series B Preferred Stock, as well as the Conversion Price of the Series B Preferred Stock has been determined by the Company and is arbitrary in that it does not necessarily bear any relationship to the assets, earnings or book value of the Company, the market value of the Company's Common Stock, or any other recognized criteria of value.

SHARES AVAILABLE FOR FUTURE SALE; SALES BY AFFILIATES

         Approximately 1,131,806 shares of Common Stock currently outstanding may be deemed "restricted securities" as that term is defined under the Securities Act of 1933 (the "Act"), and in the future, may be sold pursuant to a registration under the Act, in compliance with Rule 144 under the Act, or pursuant to another exemption therefrom. Rule 144 provides, that, in general, a person holding restricted securities for a period of one year may, every three months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and was not an affiliate at any time during the 90 day period prior to sale and who has satisfied a two year holding period. Sales of the Company's Common Stock by certain present stockholders under Rule 144 may, in the future, have a depressive effect on the market price of the Company's securities. In addition, the sale of shares by officers and directors and other affiliated shareholders, may also have a depressive effect on the market for the Company's securities.

SIGNIFICANT OUTSTANDING OPTIONS AND WARRANTS

         As of June 30, 1999, there were outstanding immediately exercisable stock options to purchase an aggregate of 2,094,870 shares of Common Stock at exercise prices ranging from $0.34 to $8.00 per share, and outstanding immediately exercisable warrants to purchase an aggregate of 2,898,995 shares of Common Stock at exercise prices ranging from $1.50 to $8.00 per share. To the extent that outstanding stock options and warrants are exercised dilution to the Company's shareholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by the outstanding options and warrants.

TAX LOSS CARRYFORWARDS

         At June 30, 1999, the Company has net operating loss carryforwards ("NOLS") for federal income tax purposes of approximately $13,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLS is limited after an ownership change, as defined in Section 382, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Use of the Company's NOLS could also be limited as a result of grants of stock options under stock option plans and other events. In the event the Company achieves profitable operations, any significant limitation on the utilization of NOLS would have the effect of increasing the Company's current tax liability.

AUTHORIZATION OF PREFERRED STOCK; EXISTENCE OF SERIES A PREFERRED STOCK

         The Company's Certificate of Incorporation authorize the issuance of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. As of the date of this Agreement, the Board of Directors has designated 200 shares of Preferred Stock as Series A Preferred Stock, of which 100 shares have been issued to each of John T. Botti and Ira C. Whitman, the President and Senior Vice President, respectively, of the Company. The holders of the Series A Preferred Shares have the right to elect a majority of the Board of Directors as long as such holder remains, subject to certain conditions, an officer, director and 5% stockholder of the Company. During such time as the Series A Preferred Stock is outstanding, the Board of Directors will consist of an odd number of directors, a majority of whom will be designated as "Preferred Directors" and be elected solely by the holders of Series A Preferred Stock voting separately as a group. The holders of the Series A Preferred Stock have a preference on liquidation of $1.00 per share and no dividend or conversion rights. Moreover, the Board of Directors is empowered, without shareholder approval, to make additional issuances of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The holders of the Series A Preferred Stock have the right to elect a majority of the Board of Directors. In the event of additional issuances, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Except for the Series B Preferred Stock being offered by the Company, the Company has no present intention to issue any additional shares of its currently authorized preferred stock or to create any new series of preferred stock. However, there can be no assurance that the Company will not do so in the future.

LIMITED TRANSFERABILITY OF UNITS; LACK OF TRADING MARKET

         Purchasers of the Unit offered hereby must be aware of the long-term nature of their investment and be able to bear the economic risks of their investment for an indefinite period of time. No trading market exist for the Unit. Neither the Unit offered hereby nor the Securities included therein have been registered under the Act or the securities laws of any state. The right of any purchaser to sell, transfer, pledge or otherwise dispose of the Units or the Securities included therein will be limited by the Act and state securities laws and the regulations promulgated thereunder. Consequently, a holder of Units may not be able to liquidate his investment.

         7. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, you as follows:

                  (a) The Company, and each of its subsidiaries, is duly organized, validly existing and in good standing under the laws of their respective states of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry out the business in which it is engaged. The Company, and each of its subsidiaries, is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business make such qualification necessary.

                  (b) The Company has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and (ii) to issue, sell and deliver the Preferred Shares and Conversion Shares. This Agreement has been duly authorized by the Company, and (subject, with respect to enforceability, to the provisions of bankruptcy and similar laws) when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms. The Preferred Shares have been duly authorized by the Company and (subject, with respect to enforceability, to the provisions of bankruptcy and similar laws), when executed, issued, sold and delivered in accordance with the terms of this Agreement, against payment therefor, the Preferred Shares will have been validly executed, issued, sold and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms.

                  (c) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement or the execution, issuance, sale or delivery of the Preferred Shares and Conversion Shares.

                  (d) No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of this Agreement, or the execution, issuance, sale and delivery of the Preferred Shares and Conversion Shares.

                  (e) The execution, delivery and performance of this Agreement, and the execution, issuance, sale and delivery of the Preferred Shares, will not violate, result in a breach of, conflict with (with or without the giving of notice or the passage of time or both) or entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement or understanding or violate or result in a breach of any term of the certificate of incorporation or by-laws of, or conflict with any law, rule, regulation, order, judgment or decree binding upon, the Company or to which any of its operations, businesses, properties or assets are subject.

                  (f) The Company has, as of the date hereof, an authorized capitalization consisting of 20,000,000 shares of Common Stock, par value $.001, of which 7,410,745 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.10, of which 200 shares are designated as Series A Preferred Stock and are issued and outstanding. Each issued and outstanding share of Common Stock and Preferred Stock is duly authorized, validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof solely by being such a holder, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company other than: (1) the 1992 Incentive Stock Option Plan, as amended, which provides for the issuance of up to 3,000,000 shares of Common Stock and under which options to purchase an aggregate of 1, 984,870 shares of Common Stock are outstanding; (2) the 1992 Non-executive Director Plan, as amended, which provides for the issuance of options to purchase 20,000 shares of Common Stock to each director upon appointment to the Board and 10,000 shares of Common Stock for each year of service and provides for the issuance of 5,000 shares of Common Stock to each member of an advisory board upon appointment and for each year of service, under which options to purchase an aggregate of 110,000 shares of Common Stock are outstanding; and (3) warrants to purchase 2,898,995 shares of Common Stock.

                  (g) The unaudited financial statements as of and for the period ended June 30, 1999 (the "Financial Statements") of the Company to be audited and included within the Form 10-K, the draft of which is annexed as Exhibit B hereto, and the audited financial statements as of and for the period ended June 30,1998, annexed as Exhibit D hereto, fairly present in accordance with generally accepted accounting principles the financial position, the results of operations, and the other information with respect to the Company purported to be shown therein at the respective dates and for the respective periods to which they apply. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth herein, except that the Company anticipates that losses for the year ended June 30, 1999 will be approximately $2,038,664.

                  (h) As of the date hereof there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company's knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, except as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as properly described elsewhere in this Agreement and the Form 10-K annexed hereto, or such as individually or in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

                  (i) As of the date hereof, the Company has free and marketable title to all real property that it owns and good title to all other properties and assets which are owned by it, free and clear of all liens other than liens for taxes not yet due and payable, charges, pledges, mortgages, security interests, and encumbrances, except as may be properly described elsewhere in this Agreement and the Form 10-K annexed hereto, or such as in the aggregate do not now have and will not in the future have a material adverse effect (individually or in aggregate) upon the financial condition, results of operations, business, properties, or assets of the Company.

                  (j) As of the date hereof, the Company is not in violation or breach of, or in default with respect to complying with, any material provision of any material contract, agreement, instrument, lease, license, arrangement, other than any such violation or breach which would not have, individually or in the aggregate, a material adverse effect on the Company's business, and each such contract, agreement, instrument, lease, license, arrangement, and under-standing is in full force and effect and is the legal, valid, and binding obligation of the parties thereto enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating as of the date hereof. As of the date hereof, the Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

                  (k) There is no right under any patent, patent application, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles") necessary to the business of the Company as presently conducted except that the Company (1) has a patent pending for the innovative technology underlying the Authentidate business plan that can verify the authenticity of digital images by employing a secure clock to stamp the date and time on each image captured and (2) has registered as trademarks the logo "BitWise Designs," "DocStar" and "Authentidate." To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

                  (l) To its best knowledge, the Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company, materially infringe upon any like right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, sufficient patents, trademarks, service marks, trade names, copyrights, licenses and right with respect to the foregoing, to conduct its business as presently conducted and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. The Company has direct ownership of title to all its intellectual property (including all United States and foreign patent applications and patents), other proprietary rights, confidential information and know-how; owns all the rights to its Intangibles as are currently used in or have potential for use in its business.

                  (m) The Company will use its best efforts to cut its operating expenses for fiscal year 2000 by 15%.

                  (n) The Company will not incur any debt for borrowed money, except for accounts receivable working capital credit facility, without the consent of the holders of a majority interest of the Series B Preferred Stock.

                  (o) The following table sets forth certain information as of September 21, 1999 with respect to (i) each director and each executive officer,
(ii) all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock and Series A Preferred Stock.


                                                              Amount and Nature
Type of                    Name and Address of                of Beneficial             Percentage
Class                      Beneficial Holder                  Ownership (1)             of Class
-----                      -----------------                  -------------             --------
Common                     John T. Botti                       944,683 (2)               10.8%
                           c/o Bitwise Designs
                           2165 Technology Drive
                           Schenectady, NY 12308

Common                     Ira C. Whitman                      667,239(3)               7.6%
                           c/o Bitwise Designs
                           2165 Technology Drive
                           Schenectady, NY 12308

Common                     Steven Kriegsman                     30,000(4)                .3%
                           c/o Bitwise Designs
                           2165 Technology Drive
                           Schenectady, NY 12308

Common                     Dennis Bunt                          74,216(5)               0.8%
                           c/o Bitwise Designs, Inc.
                           2165 Technology Drive
                           Schenectady, NY 12308
Common                     J. Edward Sheridan                   70,000(6)                .8%
                           c/o Bitwise Designs, Inc.
                           2165 Technology Drive
                           Schenectady, NY 12308

Common                     Charles Johnston                     30,000(4)                .3%
                           c/o Bitwise Designs, Inc.
                           2165 Technology Drive
                           Schenectady, NY 12308

Series A                   John T. Botti                           100(7)              50%
Preferred Stock            c\o Bitwise Designs, Inc.
                           2165 Technology Drive
                           Schenectady, NY 12308

Series A                   Ira C. Whitman                          100(8)              50%
Preferred Stock            c/o Bitwise Designs, Inc.
                           2165 Technology Drive
                           Schenectady, NY 12308


Directors/Officers
   as a group              (2)(3)(4)(5)(6)(7)(8)             1,816,338                 20.7%



(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2)      Includes vested stock options to purchase 710,185 shares of Common
         Stock.

(3)      Includes vested stock options to purchase 435,185 shares of Common
         Stock.

(4)      Includes vested options to purchase 30,000 shares of Common Stock.

(5) Includes vested options to purchase 71,333 shares of Common Stock and excludes nonvested options to purchase 6,667 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

(6)      Includes vested options to purchase 60,000 shares of Common Stock.

(7) See footnote (2). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

(8) See footnote (3). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

*Percentage not significant.

         8. Representations and Warranties of the Investor. You hereby represent and warrant to, and agree with, the Company as follows:

                  (a) You are an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").
Specifically you are (CHECK APPROPRIATE ITEMS(S)):

                        A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  _____ (ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  _____ (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  _____ (iv) A director, executive officer, or general partner of the Company;

                  _____ (v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

                  _____ (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  _____ (vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

                  _____ (viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualified as an accredited investor.)

                  (b) If you are a natural person, you are: a bona fide resident of the State contained in your address set forth at the end of this Agreement as your home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, you are duly authorized to execute this Agreement and this Agreement, when executed and delivered by you, will constitute your legal, valid and binding obligation enforceable against you in accordance with its terms.

                  (c) You have received, read carefully and are familiar with this Agreement. Respecting the Company, its business, plans and financial condition, the terms of the Preferred Offering and any other matters relating to the Preferred Offering: you have received all materials which have been requested by you; and the Company has answered all inquiries that you or your representatives have put to it. You have had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and you have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

                  (d) You or your purchaser representative have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect your interests in connection with this transaction, and your investment in the Company hereunder is not material when compared to your total financial capacity.

                  (e) You understand the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing your entire investment.

                  (f) You acknowledge that no market for the Preferred Shares presently exists and none may develop in the future and that you may find it impossible to liquidate your investment at a time when it may be desirable to do so, or at any other time.

                  (g) You have been advised by the Company that the Preferred Shares have not been registered under the Securities Act, that the Preferred Shares will be issued on the basis of the statutory exemption provided by
Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by you in this Agreement. You acknowledge that you have been informed by the Company of, or are otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, you agree that no sale, assignment or transfer of the Preferred Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Preferred Shares is registered under the Securities Act, or (ii) the Preferred Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Preferred Shares, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. You acknowledge that the Preferred

Shares shall be subject to a stop transfer order and the certificate or certificates evidencing any Preferred Shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

"These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion reasonably acceptable to the Company of counsel reasonably acceptable to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

                  (h) You will acquire the Preferred Shares for your own account (or for the joint account of you and your spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that you have no present intention of distribution or selling to others any of such interest or granting any participation therein.

                  (i) It never has been represented, guaranteed or warranted by any broker, the Company, any of the officers, directors, shareholders, employees or agents of either, or any other persons, whether expressly or by implication, that:

                           (i) the Company or you will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or your investment in the Company; or

                           (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the securities or of the Company's activities.

                  (j) You understand that the net proceeds from all subscriptions paid and accepted pursuant to the Offerings (after deduction for expenses of the Offerings, including any agent fees) will be used for, in conjunction with the net proceeds received from the other concurrent offerings, by Authentidate.Com, LLC for the initial implementation of its business plan and by Bitwise for general working capital, the payment of vendors and the repayment of the line of credit.

                  (k) Without limiting any of your other representations and warranties hereunder, you acknowledge that you have reviewed and are aware of the Risk Factors set forth in Section 6 herein.

                  (l) You are aware that this Preferred Offering is subject to the successful completion of the Unit Offering referenced in Section 2, "Recent Events" herein. You understand that no subscriptions for Preferred Shares will be accepted by the Company unless the Unit Offering is fully subscribed.

                  (m) You are aware that Authentidate may be converted into a C corporation. You understand and agree that if Authentidate is converted into a C corporation, based on its capitalization after giving effect to a sale of $1,500,000 of its securities, it will issue up to 20% of its shares of common stock in lieu of membership interests.

                  (n) (i) You hereby agree not to directly or indirectly use the shares of Bitwise Common Stock acquired pursuant to these Offerings, and the voting power attached to such shares, either voting separately or as part of a group, to effect a "Change in Control," as defined below, of Bitwise.

                           (ii) You hereby further agree, on behalf of yourself
and any entity which owns shares of Bitwise Common Stock beneficially owned by you (within the meaning of Rule 13d-3), not to exercise any Series B Warrants or Series C Warrants, or convert any shares of Series B Preferred Stock, beneficially owned by you (within the meaning of Rule 13d-3), if the shares received upon such exercise or conversion, will, when added to any other shares of Bitwise Common Stock beneficially held by you within sixty days of the date of such exercise or conversion, equals or exceeds 10% of the outstanding shares of Bitwise Common Stock. Bitwise further agrees that in the event you are prohibited from exercising any Warrant or converting any share of Series B Preferred Stock on account of this subparagraph 8. (n) (ii), the exercise period of the Warrant or the conversion period of the Series B Preferred Stock shall be deemed extended, with respect to the amount of such Warrant or Series B Preferred Stock which you had a bona fide intent to exercise or convert and which you were not able to exercise or convert, until you are able to effectuate such exercise or conversion without violating this subparagraph 8. (n) (ii) (not to exceed 90 days in any one instance), and with respect to the Series C Warrants, any and all increases in the exercise price provided for in section
1.2 of the Series C Warrants shall be delayed for a period equal to the extension in the exercise period provided by this subparagraph 8. (n) (ii); provided that you furnish notice to Bitwise specifying the number of Warrants or Series B Preferred Stock which you were prohibited from exercising or converting within two business days of such attempted exercise or conversion.

                           (iii) A "Change in Control" of Bitwise shall be
deemed to have occurred if there shall be consummated or there shall have occurred without the approval of the Continuing Directors, as defined below:
(A)(1) any consolidation or merger of Bitwise in which Bitwise is not the continuing or surviving corporation or pursuant to which shares of the Bitwise's Common Stock would be converted into cash, securities or other property, other than a merger of Bitwise in which the holders of the Bitwise's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Bitwise, or
(B) the approval by the stockholders of Bitwise of any plan or proposal for the liquidation or dissolution of Bitwise, or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Bitwise's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period (the "Continuing Directors"). A Change of Control shall not include any sale of securities in a public offering or the exercise of any right to designate a director pursuant to an agreement outstanding on the date hereof.

         9. Corporate Funding Group, LLC. Upon the closing of the Preferred and Unit Offerings, the Company will retain Corporate Funding Group, LLC ("Corporate Funding") to perform certain financial consulting services. Pursuant to the letter agreement between the Company and Corporate Funding, Corporate Funding will, at the Company's request, furnish advice and recommendations with respect to such aspects of the business and affairs the Company and assume responsibility for consenting, or withholding the consent for, the private sale by certain securityholders and officers of the Company of securities of the Company. In addition, Corporate Funding will be granted a three-year preferential right to purchase any of the Company's securities which the Company may seek to sell in a private offering exempt from the registration requirements of the Act. As compensation for providing such services to Bitwise, Bitwise shall sell to Corporate Funding 20,000 Series B Warrants, at a price of $.001 per warrant. Corporate Funding is an affiliate of certain anticipated purchasers.

         10. Indemnification. You acknowledge that you understand the meaning and legal consequences of the representations and warranties contained in paragraph 8 hereof, and you hereby agree to indemnify and hold harmless the Company and each incorporator, officer, director, employee, agent and controlling person thereof, past, present or future, from and against any and all loss, damage or disability due to or arising out of a breach of any such representation or warranty.

         11. Transferability. This Agreement is assignable or transferable by you except as prohibited by applicable Federal and State Securities Laws.

         12. Miscellaneous.

                  (a) All notices and other communications provided for hereunder or under the Series B Preferred Shares shall be in writing, and, if to you, shall be delivered or mailed by registered mail addressed to you at your address as set forth below, or to such other address as you may designate to the Company in writing, and if to the Company, shall be delivered or mailed by registered mail to the Company at 2165 Technology Drive, Schenectady, New York 12308, Attention: Office of the President, or to such other address as the Company may designate to you in writing. All such notices shall be effective one day after delivery or three days after mailing.

                  (b) This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without reference to that State's conflicts of laws provisions.

                  (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

                  (d) This Agreement may be executed in one or more counterparts representing, however, one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

                                            Very truly yours,

                                            BITWISE DESIGNS, INC.



Dated: ______, 1999                         By: __________________________
                                                 Name:
                                                 Title:

                 EXECUTION PAGE FOR SUBSCRIPTION BY INDIVIDUALS
            (not applicable to subscriptions by entities, Individual
                 Retirement Account, Keogh Plans or ERISA Plans)



TOTAL SUBSCRIPTION AMOUNT $__________________________.

__ INDIVIDUAL OWNER                             __ CUSTODIAN UNDER
   (One signature required below)               Uniform Gifts to Minors Act


__ JOINT TENANTS WITH RIGHT                     _______________________________
   OF SURVIVORSHIP                              (Insert applicable state)
   (All tenants must sign below)                (Custodian must sign below)


__ TENANTS IN COMMON                            __ COMMUNITY PROPERTY
   (All tenants must sign below)                  (Both spouses in community
                                                    property states must sign
                                                    below)


PRINT INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS.


------------------------------              ----------------------------------
(Name of Subscriber)                        (Social Security or Taxpayer ID No.)
------------------------------

------------------------------              ----------------------------------
(Home Address)                              (Home Telephone)
------------------------------

------------------------------              ----------------------------------
(Business Address)                          (Business Telephone)

------------------------------              ----------------------------------
(Name of Co-Subscriber)                     (Social Security or Taxpayer ID No.)
------------------------------

------------------------------              ----------------------------------
(Home Address)                              (Home Telephone)

------------------------------

------------------------------

------------------------------              ----------------------------------
(Business Address)                          (Business Telephone)

                                                   SIGNATURE(S)

Dated ___________________, 1999.

(1) By                                      (2) By
       ------------------------                    ---------------------------
        Signature of Authorized                    Signature of Authorized Co-
       Signatory                                    Signatory

       ------------------------                    ---------------------------
        Print Name of Signatory                    Print Name of Co-Signatory
        and Title, if applicable                    and Title, if applicable

ACCEPTED AND AGREED:
BITWISE DESIGNS, INC.


By:                                         Dated                         , 1999
    --------------------------                    ------------------------

               EXECUTION PAGE FOR SUBSCRIPTION BY NON-INDIVIDUALS


TOTAL SUBSCRIPTION AMOUNT $                           .
                           --------------------------
__ EMPLOYEE BENEFIT PLAN OR TRUST (including pension plan, profit sharing plan, other defined contribution plan and SEP)

__  IRA, IRA ROLLOVER OR KEOGH PLAN

__  TRUST (other than employee benefit trust)

__ CORPORATION (Please include certified corporate resolution authorizing signature)

__  PARTNERSHIP

__  OTHER _____________________________________________________________________

PRINT INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS.

------------------------------              ----------------------------------
(Name of Subscriber)                        (Taxpayer ID No.)

------------------------------              ----------------------------------
                                            (Plan number, if applicable)

------------------------------              ----------------------------------
(Address)                                   (Telephone Number)

------------------------------------------------------------------------------
Name and Taxpayer ID number of sponsor, if applicable

                  The undersigned trustee, partner, corporate officer or fiduciary certificates that he or she has full power and authority from all beneficiaries, partners or shareholders of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations, warranties and agreements made herein on their behalf and that investment in the Common Stock has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the entity.



                                                   SIGNATURE(S)
Dated                      , 1999.
      -------------------
By                                          By
      ------------------------                 ---------------------------
        Signature of Authorized                Signature of Authorized Co-
        Signatory                              Signatory


       ------------------------                ---------------------------
        Print Name of Signatory                Print Name of Required
                                               Co-Signatory

       ------------------------             ---------------------------
        Print Title of Signatory            Print Title of Required Co-Signatory


ACCEPTED AND AGREED:
BITWISE DESIGNS, INC.

By:                                         Dated                          , 1999
       ------------------------                    -----------------------